Exhibit 99.1

RESIGNATION LETTER

July 18, 2017

Aeglea BioTherapeutics, Inc.

Re:	Resignation

To the Board of Directors:

Effective as of the date written above, I hereby voluntarily resign (i) as a member of the Board of Directors (the “Board”) of Aeglea BioTherapeutics, Inc. (together with its subsidiaries, the “Company”) and as a member of each committee of the Board on which I may serve and (ii) from any and all officer and employment positions of the Company, including without limitation as the Chief Executive Officer of the Company.

Sincerely,

/s/ David G. Lowe
David G. Lowe